Exhibit 10.24

                                      NOTE

$148,000.00
                                                           As of August 14, 1996
                                                         Langhorne, Pennsylvania

     FOR VALUE RECEIVED, GARRETT U. COHN ("Borrower"), hereby promises to pay to the order of DIGITAL DESCRIPTOR SYSTEMS, INC. (the "Lender"), at the Lender's principal place of business in Langhorne, Pennsylvania the principal sum of one hundred forty eight thousand and No/100 Dollars ($148,000), in lawful money of the United States of America, together with all accrued and unpaid interest, on August 13, 1999.

     This Note shall bear interest on the outstanding principal balance from the date of this Note on the unpaid principal balance outstanding from time to time at the annual rate of one percent (1%) in excess of the rate of interest announced or published from time to time by The Wall Street Journal as the prime or equivalent rate of interest (such announced or published rate of interest referred to as the "Prime Rate").

     Interest shall be payable on the first day of each calendar quarter commencing on January 1, 1997 and continuing on the first day of each calendar quarter thereafter until this Note is paid in full or otherwise discharged.

     Interest hereunder shall be computed on the basis of actual days elapsed based upon a three hundred sixty (360) day year. The interest rate shall be adjusted in an amount equal to any increase or decrease in the Prime Rate on the date of such adjustment. It is expressly agreed that the use of the term "Prime Rate" is not intended nor does it imply that said rate of interest is a preferred rate of interest or one which is offered to the most creditworthy customers of any bank or financial institution.

     This Note (this "Note") is in replacement of and substitution for that certain Demand Note dated March 3, 1996 in the principal amount of $45,500, between Borrower and the Lender.

     1. Prepayment. This Note may be prepaid in whole or part, at any time and from time to time without premium or penalty.

     2. Acceleration on Default; Waivers. If any payment due under this Note or any other monies owing hereunder is not paid when due, then all indebtedness evidenced by this Note, will be due and payable in full at the election of the Lender. The acceptance by Lender of any payment, partial or otherwise, made after the time when it becomes due will not establish a custom or constitute a waiver by Lender of any right to enforce prompt payment thereof or a waiver of

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any other  default  or the same  default  on  another  occasion.  TO THE  EXTENT
PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF NON-PAYMENT AND PROTEST.

     3. Fees, Expenses and Other Charges. If at any time or times, Lender attempts to or enforces any of Lender's rights and remedies against Borrower, the reasonable costs and expenses incurred by Lender in such enforcement shall be an additional liability, payable by Borrower to Lender on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; and (vi) telegram, telecopy, facsimile, messenger and overnight courier charges.

     4. Amendments and Modifications. This Note may not be amended or modified, nor shall any revision hereof be effective, except by an instrument in writing expressing such intention executed by Lender and Borrower.

     5. Choice of Law. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction and effect by the statutes, laws and decisions of the State of Pennsylvania.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.




                                             /s/ Garrett U. Cohn
                                             -----------------------
                                                 GARRETT U. COHN